Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 333-245008 and 333-281432) and Form S-3 (no. 333-281188) of Octave Specialty Group, Inc. of our report dated June 2,2025, relating to the financial statements of ArmadaCorp Capital, LLC, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
January 6, 2026
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